EXHIBIT 3.1

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20100024888-53
[signature] Ross Miller Secretary of State State of Nevada	Filing Date and Time 01/19/2010 8:30 AM
	Entity Number E0016532010-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Varca Ventures, Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: National Registered Agents, Inc. of NV (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: 1000 East William Street, Ste 204; City: Carson City; Nevada; Zip Code: 89701 Mailing Address (if different from street address): ; City: ; Nevada; Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 25,000,000 Preferred PV .0001; 100,000,000 Common Par value per share: $ .0001 Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Name: Nadeem Lila Street Address: 23 Kincora Grove NW; City: Calgary, Alberta Canada; State: ; Zip Code: T3R 0A4 2) Name: Street Address: ; City: ; State: ; Zip Code:
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Name: Carol McMahan Incorporator Signature: X [signature] Address: 730 W. Randolph St, Ste 600; City: Chicago; State: IL; Zip Code: 60661
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* National Registered Agents, Inc. of NV X [signature] Laura Lightholder, Asst. Sec. Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date: 1/19/2010

This form must be accompanied by appropriate fees.